FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 28, 2007, is by and among THE ST. JOE COMPANY (the “Borrower”), each of the Lenders party hereto, BANK OF AMERICA, N.A., as Agent (the “Agent”) and Banc of America Securities, LLC , as Arranger, Book Manager and Syndication Agent.

WHEREAS, the Borrower, the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of July 28, 2006 (as in effect immediately prior to the date hereof, the “Credit Agreement”) and the Borrower, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a) The Credit Agreement is amended by adding the following definitions to Section 1.1. thereof in the appropriate alphabetical-order location:

“Qualified Installment Sale Note” means a promissory note evidencing the consideration due to the seller in a Qualified Installment Sale Transaction, which promissory note is secured by a standby letter of credit, guaranty or other similar form of credit enhancement (a) issued for the account of the purchaser in such Qualified Installment Sale Transaction by a Person having a Credit Rating of A or A2 from at least one Rating Agency at the time of issuance and (b) in an amount not less than the principal amount of such promissory note plus accrued interest for a period which is at least thirty days longer than the interval at which interest is due and payable under such promissory note.

“Qualified Installment Sale Transaction” means the sale of real and personal property of the Borrower or a Subsidiary in exchange for a Qualified Installment Sale Note issued by the purchaser of such real and personal property, which Qualified Installment Sale Note is assigned, together with the standby letter of credit, guaranty or other similar form of credit enhancement securing such instrument, for cash to a Qualified SPE which in turn will issue its Qualified Senior Notes to a trustee acting on behalf of Persons acquiring interests in such Qualified Senior Notes in a private placement.

“Qualified Senior Note” means the senior promissory note(s) issued by a Qualified SPE to a trustee acting on behalf of Persons acquiring interests in such note(s) in a private placement in connection with a Qualified Installment Sale Transaction and secured solely by a Qualified Installment Sale Note and related letter of credit, guaranty or other similar form of credit enhancement held by such Qualified SPE.

“Qualified SPE” means a Wholly Owned Subsidiary of the Borrower formed as a special purpose entity in connection with a Qualified Installment Sale Transaction for the sole purpose of (a) owning and holding the Qualified Installment Sale Note issued in connection with such Qualified Installment Sale Transaction, together with the standby letter of credit, guaranty or other similar form of credit enhancement securing such Qualified Installment Sale Note, (b) issuing a Qualified Senior Note to be secured solely by such Qualified Installment Sale Note and related standby letter of credit, guaranty or other similar form of credit enhancement and (c) and engaging in other activities incidental to the foregoing.

(b) The Credit Agreement is amended by restating the definition of “Land” contained in Section 1.1. thereof in its entirety as follows:

“Land” means (i) land on which no development (other than improvements that are not material or are temporary in nature) has occurred and (ii) land on which a project is currently under development so long as the calculation of Total Asset Value does not include any NOI attributable to such Property. For purposes of this Agreement, Land shall be valued as follows:

(a) $50,000 per acre for acreage related to the Borrower’s Residential Real Estate segment which is either entitled or currently in the entitlement process;

(b) $2,000 per acre for acreage related to the Borrower’s Residential Real Estate segment which is neither entitled nor currently in the entitlement process;

(c) $8,000 per acre for acreage related to the Borrower’s Rural Land Sales segment which is either entitled or currently in the entitlement process;

(d) $1,500 per acre for acreage related to the Borrower’s Rural Land Sales segment which is neither entitled nor currently in the entitlement process;

(e) $40,000 per acre for acreage related to Borrower’s Commercial segment which is either entitled or currently in the entitlement process;

(f) $1,750 per acre for acreage related to Borrower’s Commercial segment which is neither entitled or in the entitlement process;

(g) $1,500 per acre for acreage classified by the Borrower as ANRR Right-of-Way, Conservation/Mitigation, Corporate, Mitigation, or Overlap; and

(h) $1,200 per acre for acreage classified by the Borrower as Timberland or not elsewhere classified by the Borrower.

For Land valuation purposes, the Borrower’s RiverCamps and WhiteFence Farms projects will be included in subparagraphs (c) or (d) above, as appropriate. For the avoidance of doubt, a project is deemed entitled when all major discretionary governmental land-use approvals have been received. The Borrower, the Agent and each of the Lenders acknowledge that an entitled project may require additional permits for development and/or build-out and also may be subject to legal challenge. The per acre values set forth above will be reviewed on each anniversary date of the Agreement Date and adjusted as requested by the Borrower and consented to by the Requisite Lenders or as otherwise reasonably determined by the Requisite Lenders in good faith after consultation with the Borrower.

(c) The Credit Agreement is amended by restating the definition of “Note” contained in Section 1.1. thereof in its entirety as follows:

"Note” means, collectively, the following promissory notes, dated September 29, 2006, executed by the Borrower in the aggregate principal amount of $100,000,000.00, as the same may be amended, extended, supplemented or renewed from time to time: (i) Amended and Restated Promissory Note, executed in favor of Bank of America, N.A., in the original principal amount of $50,000,000; and (ii) Amended and Restated Promissory Note, executed in favor of Wells Fargo Bank, National Association, in the original principal amount of $50,000,000.

(d) The Credit Agreement is amended by restating the definition of “Termination Date” contained in Section 1.1. thereof in its entirety as follows:

“Termination Date” means January 31, 2008 (as the same may be modified pursuant to Section 2.7 hereof).

(e) Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.1. Loan.

The Borrower has previously borrowed from the Lenders in one or more draws, on a non-revolving basis, an aggregate amount of $100,000,000.00. The Loan is not revolving. The Borrower shall not be entitled to any further advances under the Loan.

(f) Section 2.7 of the Credit Agreement is amended and restated in its entirety as follows:

Section 2.7. Extension of Termination Date.

The Borrower shall have the right to extend the Termination Date by one (1) six-month period. Extension of the Termination Date shall not extend any draw period, and the Borrower shall not be entitled to receive any further draws under the Note. The Borrower may exercise the right to extend the Termination Date only by executing and delivering to the Agent, at least thirty (30) days prior to January 31, 2008, a written request for such extension (an “Extension Request”). Upon satisfaction of the following conditions and receipt of the Extension Request, the Termination Date shall be extended to July 31, 2008:

(a) The Borrower shall have paid all fees due under Section 3.4(b) of this Credit Agreement;

(b) All conditions set forth in the Note for the extension of the Termination Date shall have been satisfied;

(c) Immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents.

(g) Section 3.4(b) of the Credit agreement is hereby amended as follows:

(b) Extension Fee. If the Borrower exercises its right to extend the Termination Date (as amended by this Agreement) in accordance with Section 2.7 (as amended by this Agreement), the Borrower agrees to pay to the Agent for the account of the Lenders a fee equal to seven and one-half basis points (.075%) of the outstanding principal amount of the Loan amount at the time of such extension. Such fee shall be due and payable in full on the date the Agent receives the Extension Request pursuant to such Section.

(h) The Credit Agreement is amended by restating Section 9.1(b) of the Credit Agreement as follows:

(b) Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ending to (ii) Fixed Charges for such period, to be less than 2.50 to 1.0 at any time.

(i) The Credit Agreement is amended by adding to the end of Section 9.1. the following paragraph:

For purposes of determining compliance with the covenants contained in the immediately preceding subsections, (x) Indebtedness attributable to Qualified Senior Notes (and any Interest Expense thereon) shall be excluded, (y) Qualified Installment Sale Notes shall not be included in determinations of Total Asset Value and (z) any interest income attributable to Qualified Installment Sale Notes shall be excluded.

(j) The Credit Agreement is amended by adding to the end of Section 9.3. the following sentence:

Indebtedness in respect of Qualified Senior Notes shall not be subject to this Section.

(k) The Credit Agreement is amended by restating Section 9.4.(b) in its entirety as follows:

(b) Investments consisting of loans, advances or extensions of credit to, or purchases or other acquisitions of any Indebtedness of, another Person not a Subsidiary, with the value of such Investments being determined in accordance with GAAP, provided that loans evidenced by Qualified Installment Sale Notes shall not be subject to this subsection; and

(l) The Credit Agreement is amended by adding to the end of Section 9.4. the following paragraph:

For purposes of determining compliance with the covenant contained in this Section, Qualified Installment Sale Notes shall not be included in the determination of Total Asset Value.

(m) The Credit Agreement is amended by deleting the word “and” at the end of Section 9.5.(f), relettering Section 9.5.(g) as Section 9.5.(h) and adding the following subsection (g) to Section 9.5.:

(g) Investments in Qualified Installment Sale Notes; and

(n) The Credit Agreement is amended by restating subsections (b) and (c) of Section 9.6. in their entirety as follows:

(b) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3., (y) which Indebtedness is secured by a Lien permitted to exist under the Credit Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; (iii) Section 10.6 of the 2002 Note Purchase Agreements and of the 2004 Note Purchase Agreements, in each case, as in effect on the Agreement Date; (iv) Additional Note Purchase Agreements (as defined in the Intercreditor Agreement) so long as any such Negative Pledge is on terms substantially similar to the Negative Pledge contained in Section 10.6 of the 2002 Note Purchase Agreements and of the 2004 Note Purchase Agreements, in each case, as in effect on the Agreement Date; and (v) agreements relating to a Qualified Installment Sale Transaction, including organizational documents of a Qualified SPE, so long as any such Negative Pledge applies only to the assets that are owned by the Qualified SPE.

(c) The Borrower shall not, and shall not permit any Subsidiary (other than an Excluded Subsidiary) or other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary.

(o) The Credit Agreement is amended by restating Section 9.11. in its entirety as follows:

The Borrower shall not, and shall not permit any of its Subsidiaries or any other Loan Party to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except transactions in the ordinary course of the business of the Borrower or any of its Subsidiaries and upon terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, however, Qualified Installment Sale Transactions shall not be subject to the requirement that they be in the ordinary course of business.

(p) The Credit Agreement is amended by restating Section 10.1.(e)(i) in its entirety as follows:

(i) The Borrower, any Subsidiary or any other Loan Party shall fail to pay when due and payable, within any applicable grace or cure period, the principal of, or interest on, any Indebtedness (other than the Loans and Reimbursement Obligations and Indebtedness in respect of Qualified Senior Notes) having an aggregate outstanding principal amount of $25,000,000 or more (“Material Indebtedness”); or

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a) A counterpart of this Amendment duly executed by the Borrower and the Requisite Lenders; and

(b) Such other documents, instruments and agreements as the Agent may reasonably request.

Section 3. Representations. The Borrower represents and warrants to the Agent and the Lenders that:

(a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrower. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full, except for changes in factual circumstances not prohibited under the Credit Documents.

Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6. Expenses. The Borrower shall reimburse the Agent upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

THE ST. JOE COMPANY

By: /s/ Stephen W. Solomon
Stephen W. Solomon
Senior Vice President — Treasurer

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[Signature Page to First Amendment Credit Agreement with The St. Joe Company]

BANK OF AMERICA, N.A., individually and as Agent

By: /s/ Sandra C. Russell
Name: Sandra C. Russell
Title: Vice President

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[Signature Page to First Amendment Credit Agreement with The St. Joe Company]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ J. Todd Kurn
Name: J. Todd Kurn
Title: Assistant Vice President

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[Signature Page to First Amendment Credit Agreement with The St. Joe Company]

BANC OF AMERICA SECURITIES LLC

By: /s/ Jeffrey J. Titherington
Name: Jeffrey J. Titherington
Title: Principal

NOTE MODIFICATION AGREEMENT

This Note Modification Agreement is made this 28th day of June, 2007, by and between THE ST. JOE COMPANY, a Florida corporation (the “Borrower”), and BANK OF AMERICA, N.A. (the “Lender”).

Recitals

The Borrower, the Lender and certain other parties have entered into a Credit Agreement (as amended or restated from time to time, the “Credit Agreement”) dated July 28, 2006, pursuant to which the Borrower has executed and delivered to the Lender that certain Amended and Restated Promissory Note (the “Note”), dated September 29, 2006, in favor of the Lender in the original principal amount of $50,000,000.00.

The parties wish to modify the Note in accordance with the provisions hereof.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Section 1.2 of the Note is hereby amended so that, from and after the date hereof, such section shall read as follows:

Section 1.2 Extension Option. Lender shall grant a request by Borrower to extend the Termination Date to July 31, 2008, upon and subject to the following terms and conditions (unless otherwise agreed by Lender in writing):

(i) Borrower shall request the extension, if at all, by written notice to Lender not less than thirty (30) days prior to January 31, 2008.

(ii) At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iii) At the time of the extension, all requirements set forth in Section 2.7 of the Credit Agreement for extension of the Termination Date shall have been satisfied.

(iv) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including all reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

3. The Note, as modified herein, shall continue in full force and effect from and after the date hereof. The Borrower shall perform, comply with and abide by each and every provision of the Note (as modified herein), and the provisions of every other Loan Documents (as defined in the Note). This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Borrower and the Bank. This Agreement shall not constitute a novation.

4. Mandatory Arbitration. Dispute Resolution.

Arbitration. Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

Special Rules.

(i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Lender is located pursuant to its address for notice purposes in this Agreement.

(ii) The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).

(iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

(vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

(viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e) JURY TRIAL WAIVER IN ARBITRATION. BY AGREEING TO THIS SECTION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

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DATED the day and year first above written.

BANK OF AMERICA, N.A.

By: /s/ Sandra C. Russell
Print Name: Sandra C. Russell
Title: Vice President

THE ST. JOE COMPANY

By: /s/ Stephen W. Solomon
Stephen W. Solomon
Senior Vice President — Treasurer

NOTE MODIFICATION AGREEMENT

This Note Modification Agreement is made this 28th day of June, 2007, by and between THE ST. JOE COMPANY, a Florida corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”).

Recitals

The Borrower, the Lender and certain other parties have entered into a Credit Agreement (as amended or restated from time to time, the “Credit Agreement”) dated July 28, 2006, pursuant to which the Borrower has executed and delivered to the Lender that certain Amended and Restated Promissory Note (the “Note”), dated September 29, 2006, in favor of the Lender in the original principal amount of $50,000,000.00.

The parties wish to modify the Note in accordance with the provisions hereof.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Section 1.2 of the Note is hereby amended so that, from and after the date hereof, such section shall read as follows:

Section 1.2 Extension Option. Lender shall grant a request by Borrower to extend the Termination Date to July 31, 2008, upon and subject to the following terms and conditions (unless otherwise agreed by Lender in writing):

(i) Borrower shall request the extension, if at all, by written notice to Lender not less than thirty (30) days prior to January 31, 2008.

(ii) At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iii) At the time of the extension, all requirements set forth in Section 2.7 of the Credit Agreement for extension of the Termination Date shall have been satisfied.

(iv) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including all reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

3. The Note, as modified herein, shall continue in full force and effect from and after the date hereof. The Borrower shall perform, comply with and abide by each and every provision of the Note (as modified herein), and the provisions of every other Loan Documents (as defined in the Note). This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Borrower and the Bank. This Agreement shall not constitute a novation.

4. Mandatory Arbitration. Dispute Resolution.

Arbitration. Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

Special Rules.

(i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Lender is located pursuant to its address for notice purposes in this Agreement.

(ii) The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).

(iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

(vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

(viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e) JURY TRIAL WAIVER IN ARBITRATION. BY AGREEING TO THIS SECTION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

DATED the day and year first above written.

THE ST. JOE COMPANY

By: /s/ Stephen W. Solomon
Stephen W. Solomon
Senior Vice President — Treasurer

WELLS FARGO BANK, NATIONAL

ASSOCIATION

By: /s/ C. Jackson Hoover
Print Name: C. Jackson Hoover
Title: Senior Vice President